                                                     Exhibit 10.5

Continuing Guaranty

The undersigned (hereinafter sometimes referred to as “Guarantor,” which term means individually, collectively, and interchangeably any, each and/or all of them) hereby gives to HANCOCK BANK, a Mississippi state chartered bank, with an office located at 100 Second Avenue North, Suite 200, St. Petersburg, Florida 33701 (“Bank”), this Continuing Guaranty (this “Guaranty”) for the purpose of guarantying the obligations of UNILENS CORP. USA, a Delaware corporation and UNILENS VISION SCIENCES, INC., a Delaware corporation (hereinafter collectively referred to as “Borrower”).  Guarantor agrees as follows:

1.                  GUARANTEED OBLIGATIONS.  Guarantor jointly, severally and unconditionally guarantees to Bank the prompt payment in full of all obligations and liabilities of Borrower to Bank, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs, and further including, without limitation, obligations to Bank on promissory notes, checks, overdrafts, letter-of-credit agreements, loan agreements, security documents, endorsements, continuing guaranties,  and agreements with respect to any swap, forward, future, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value (collectively, the “Obligations”).  Such Obligations shall be deemed to include all of Borrower’s payment obligations, warranties, representations, performance obligations, duties and covenants under each of the instruments evidencing the Obligations. Parties obligated on the Obligations are referred to herein as “Obligor,” which term means individually, collectively, and interchangeably any, each and/or all of them.

2.                  AGREEMENT TO BE BOUND BY OTHER LOAN DOCUMENTS.  Guarantor shall be bound by all of the terms and conditions of any notes, agreements, or other obligations in favor of Bank signed or incurred by Borrower.

3.                  RIGHT OF SETOFF.  To secure this Guaranty, Guarantor pledges to Bank, and grants to Bank a continuing security interest in, and a right of setoff and compensation against, all property of Guarantor or in which Guarantor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by Bank, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts), together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, accessions and proceeds of any of the foregoing.  The terms “deposit accounts,” “instruments,” “investment property,” “documents,” “chattel paper,” “securities accounts,” “financial assets” and “proceeds” shall have the meanings provided in the Florida Uniform Commercial Code, as the same may be amended from time to time.

4.                  FINANCIAL STATEMENTS AND REPORTING.  Guarantor covenants and agrees that, as long as the Obligations or any part thereof is outstanding:

(a)                Guarantor will furnish to Bank the financial information and documentation concerning Guarantor as more particularly described in a Credit and Security Agreement being executed by Bank, Borrower and Guarantor on or about the date hereof.

(b)               Guarantor will furnish promptly to Bank such additional information concerning any Guarantor as Bank may reasonably request, or if Bank issues a request for updates to any financial information that Guarantor has previously provided to Bank, Guarantor shall promptly provide Bank with an update to such financial information on Bank’s standard form, or in another format that is reasonably satisfactory to Bank.

5.                  INTENTIONALLY DELETED

6.                  PAYMENT AND PERFORMANCE; SUBORDINATION OF INDEMNITY AND CONTRIBUTION RIGHTS.  This is a guaranty of payment and performance, and not a guarantee of collection, and will not be affected by the release or discharge of Borrower from, or impairment or modification of, Borrower’s obligations with respect to any of the Obligations in any bankruptcy, receivership, or other insolvency proceeding or otherwise.  In the event of default by Borrower in payment or performance of the Obligations, or any part thereof, when such Obligations become due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Bank without notice or demand in lawful money of the United States of America.  Notwithstanding anything to the contrary contained in this Guaranty,  Guarantor hereby irrevocably subordinates and abates, until the Obligations have been repaid in full, any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Bank) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.  Notwithstanding the foregoing, if Guarantor is or becomes an “insider” (as defined from time to time in Section 101 of the U.S. Bankruptcy Code) with respect to Borrower, then Guarantor irrevocably and absolutely waives any and all rights or subrogation, contribution, indemnification, reimbursement or similar rights against Borrower with respect to the Obligations and this Continuing Guaranty, whether such rights arise under an express or implied contract or by operation of law, it being the intention of Guarantor and Bank that Guarantor will not be deemed to be a “creditor” (as defined in Section 101 of the U.S. Bankruptcy Code) of Borrower by reason of the existence of this Guaranty in the event that Borrower becomes a debtor in any proceeding under the U.S. Bankruptcy Code.

7.                  JOINT AND SEVERAL LIABILITY.  If this Guaranty is executed by more than one person, each person is bound by all of the provisions of this Guaranty and is jointly and severally liable for the payment in full of the Obligations (subject only to any dollar or percentage limitation as provided herein) as if such person was the only person executing this Guaranty.  This Guaranty is exclusive of and in addition to any other endorsements, guaranties, or obligations with respect to Borrower that are separate and apart from this instrument, whether signed by Guarantor or by any other Obligor.  This Guaranty shall not be affected or limited by the amount of any other such endorsements, guaranties, or obligations with respect to Borrower.  To the extent permitted by law, Guarantor’s obligations under this Guaranty shall continue notwithstanding any setoff, counterclaim, reduction, or diminution of the Obligations or any defense of any kind or nature (other than performance by Guarantor of its obligations hereunder) that Borrower may have or assert against Bank.

8.                  ACTIONS BY BANK WITH RESPECT TO OBLIGATIONS.  Without releasing or affecting Guarantor’s obligations hereunder, Bank may, one or more times, in its sole discretion, without notice to or the consent of Guarantor or any other third party Obligor, take any one or more of the following actions: (a) release, renew or modify the obligations of Borrower or any other Obligor; (b) release, exchange, modify, substitute, or surrender in whole or in part Bank’s rights with respect to any collateral for the Obligations; (c) with the consent of Borrower modify or alter the term, interest rate or due date of any payment of any of the Obligations; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Guarantor, Borrower or any other Obligor; (e) change its manner of doing business with Guarantor, Borrower or any other party; (f) impute payments or proceeds of any collateral furnished for any of the Obligations, in whole or in part, to any of the Obligations, or retain the payments or proceeds as collateral for the Obligations without applying same toward payment of the Obligations; or (g) make loans to Borrower in excess of the present amount of the Obligations, and Guarantor hereby expressly waives any defenses arising from any such actions.  Guarantor further consents and agrees that Guarantor’s obligations hereunder will not be released, impaired or reduced by the invalidity, deficiency, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations for any reason  whatsoever or the failure of Bank or any other party to exercise diligence or reasonable care in the  preservation, enforcement, sale or other handling or treatment of all or any part of the collateral.  The release of liability of any person shall not affect the liability hereunder of any person who is not specifically released.

9.                  DEFAULT; REMEDIES; WAIVERS.  For the avoidance of confusion, a default or breach by Guarantor under any covenant, requirement or provision in this Guaranty shall also constitute a default under the documents and instruments evidencing the Obligations.  The liability of Guarantor shall be primary and separate and independent of the obligations of Borrower or any other Obligor, and separate or joint actions may be instituted by Bank against any one or all of the “guarantors” (including Guarantor) Borrower, or Obligors, as Bank may elect.  Guarantor agrees that it shall not be necessary for Bank, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, or to enforce any rights against any collateral which shall ever have been given to secure such Obligations.  All payments of Guarantor pursuant to this Guaranty may be applied to the obligations secured hereby as Bank may elect. Guarantor hereby waives defenses based on, and agrees not to assert defenses based, in whole or in part, on (a) allegations concerning promptness, diligence, notice of default, notice of intent to accelerate, notice of acceleration, notice of the incurring by Borrower of additional indebtedness, and pleas of presentment, demand, dishonor and protest, including, without limitation, notice of acceptance of this Guaranty; (b) any requirement that Bank proceed against Borrower or any other person or entity or to proceed against or exhaust any collateral or security held by it at any time or to pursue any other remedy in its power before proceeding against Guarantor; (c) the incapacity, lack of authority, death or disability of, or revocation hereof by any other Obligor; (d) the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any other person or entity whomsoever, in connection with any obligation hereby guaranteed; (e) election of remedies by Bank, including without limitation an election to proceed with foreclosure which may destroy or otherwise impair the subrogation rights of the undersigned or the right of the undersigned to proceed against Borrower for reimbursement, or both; (f) Bank’s failure to obtain and perfect or to maintain the perfection or priority of any part of its security interest, or lien in and to the collateral securing the indebtedness of Borrower to Bank; (g) any duty on the part of Bank to disclose to the undersigned any facts it may now or hereafter know about Borrower and/or the security or property pledged as collateral for the Obligations; (h) any right or claim of right to cause a marshaling of Borrower’s assets or to require Bank to proceed against Guarantor in any particular order; and (i) Bank’s course of dealing with Borrower or any other Obligor that may be at odds with the contractual terms of the instruments evidencing the Obligations, if such course of dealing was more favorable to Borrower or any other Obligor at the time such course of dealing occurred.  Any action taken by Bank pursuant to the provisions herein contained or contained in the Obligations shall not release the party or parties to this Guaranty until all of the obligations of Borrower to Bank are paid and performed in full and no further disbursements remain available to Borrower from Bank.  No delay, act or omission on the part of Bank with respect to any right, power or privilege constituting the Obligations or the instruments securing the same shall operate as a waiver of such right, power or privilege, or as a waiver of any rights under the terms of this Guaranty or in any way affect or impair this Guaranty.

10.              SUBORDINATED INDEBTEDNESS.  Guarantor hereby agrees that the Subordinated Indebtedness (as hereinafter defined) shall be subordinate and junior in right of payment to the prior payment in full of all Obligations, and Guarantor hereby assigns the Subordinated Indebtedness to Bank as security for the Obligations.  If any sums shall be paid to Guarantor by Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Bank and shall forthwith be paid to Bank without affecting the liability of Guarantor under this Guaranty and may be applied by Bank against the Obligations in such order and manner as Bank may determine in its sole discretion.  Upon the request of Bank, Guarantor shall execute, deliver, and endorse to Bank such documents and instruments as Bank may request to perfect, preserve, and enforce its rights hereunder.  For purposes of this Guaranty, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower to Guarantor, other than salary and ordinary business expense reimbursements for the prior month (which if not paid in the month following the month in which they were incurred shall become Subordinated Indebtedness, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

(a)                Guarantor agrees that any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Obligations or any part thereof, regardless of whether such encumbrances in favor of Guarantor or Bank presently exist or are hereafter created or attached.  Without the prior written consent of Bank, no Guarantor shall (i) file suit against Borrower or exercise or enforce any other creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.

(b)               In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Bank shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness.  Bank may apply any such dividends, distributions, and payments against the Obligations in such order and manner as Bank may determine in its sole discretion.

(c)                Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

11.              AMENDMENTS.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Bank.  No failure on the part of Bank to exercise, and no delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

12.              RELIANCE BY BANK.  Guarantor acknowledges that Bank is relying upon this Guaranty and the undertakings of Guarantor hereunder in making extensions of credit to Borrower and further recognizes that the execution and delivery of this Guaranty is a material inducement to Bank in entering into one or more loans to the Borrower.  Guarantor represents and warrants to Bank that Guarantor’s guaranty hereunder of the Obligations reasonably benefits or may be expected to benefit directly or indirectly, Guarantor.  Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty.

13.              COSTS AND FEES.  Guarantor jointly and severally with each other Obligor, agrees to pay Bank on demand all reasonable attorney’s and paralegal’s fees, and all other costs and expenses incurred by Bank in connection with the preparation, administration, enforcement, or collection of this Guaranty, whether or not suit is filed, and including such fees at both trial and appellate court levels, together with all other costs and expense which may be incurred by Bank in the enforcement of the Obligations and/or of this Guaranty.

14.              INDEPENDENT KNOWLEDGE OF BORROWER’S FINANCIAL STATUS; NON-LIABILITY OF BANK.  Guarantor hereby represents and warrants to Bank that Guarantor has adequate means to obtain from Borrower on a continuing basis, information concerning the financial condition and assets of Borrower or any other “guarantor”, obligor or surety responsible for the Obligations, and Guarantor hereby agrees and acknowledges that Guarantor is not relying upon Bank to provide (and Bank shall have no duty to provide) any such information to Guarantor either now or in the future. Guarantor further agrees and acknowledges that (a) Bank is not a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind with Borrower, Guarantor or any other “guarantor”, obligor or surety responsible for the Obligations, and Bank does not intend to ever assume any such status, or assume any fiduciary responsibility or duty to Borrower, Guarantor or such surety or obligor, but intends that the relationship between Bank and such persons shall at all times remain that of debtor and creditor; and (b) by accepting, requiring, obtain or approving anything required to be performed or provided to Bank under any other loan document or instrument executed in connection with this Guaranty or the Obligations (or by failing to accept, require, obtain or approve same), including acceptance of, or procurement of, any certificate, financial statement, inspection, survey, plans and specifications, appraisal or insurance in connection with any collateral pledged to secure the Obligations, including, without limitation, real estate collateral, Bank does so solely for its own benefit, and Bank shall not be deemed to have warranted or represented the sufficiency or legal effect of the same to Borrower, Guarantor or such persons, and no such acceptance or approval shall constitute a warranty, representation or undertaking by Bank to anyone including Borrower, Guarantor or such persons with respect to the Obligations or the collateral pledged to secure the Obligations.  By its execution below, Guarantor hereby acknowledges and agrees that it shall have no right, at law or inequity, to assert a claim against Bank based on the foregoing.

15.              MERGER CLAUSE.   THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND BANK WITH RESPECT TO GUARANTOR’S GUARANTY OF THE OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND BANK AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR, BANK AND ANY OTHER OBLIGOR, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND BANK RELATING TO THE SUBJECT MATTER OF THIS GUARANTY.

16.              SUCCESSORS AND ASSIGNS.  This Guaranty shall be binding on Guarantor and Guarantor’s heirs, executors, successors and assigns and shall inure to the benefit of Bank, its successors, assigns, endorsees, and any person or persons, or entities, including, without limitation, any banking or other financial institution to whom Bank may grant an interest in the Obligations, or any of them, and this Guaranty shall be binding on Guarantor to the extent of such assignment or interest.  Any such assignment or grant of interest shall not operate to release Guarantor from any obligation to Bank hereunder with respect to any unassigned Obligations.

17.              REINSTATEMENT OF OBLIGATIONS.  If Bank receives any payment or proceeds of collateral, which payment or proceeds or any part thereof are subsequently required, by any court of competent jurisdiction, to be repaid to Borrower, Borrower’s estate, trustee, or any other party, then to the extent of such repayment by Bank, the Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date the initial payment, reduction or satisfaction occurred, and Guarantor shall remain jointly and severally liable to Bank for the repayment of such amount reinstated.  Guarantor shall defend and indemnify Bank from any claim or loss to Bank arising under this paragraph, including, without limitation, Bank’s attorneys’ fees and expenses in the defense of any such action or suit.

18.              SAVINGS CLAUSE.  Notwithstanding any provision to the contrary contained in any other instrument now or hereafter governing, evidencing, guaranteeing, securing or otherwise relating to any of the Obligations, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Guaranty which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious rate permitted by applicable Florida or federal laws, whichever permit the higher rate.  If, for any reason whatever, such interest paid or received by Bank on account of the Obligations produces a rate which exceeds the maximum rate permitted by applicable law, Bank shall credit against the principal of such indebtedness such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable law.

19.              NOTICES.  All notices and other communications provided for in this Guaranty shall be given in writing and made by telecopy or mailed by certified mail return receipt requested, or delivered to Guarantor at the “Address for Notices” specified below its name on the signature pages hereof, and to Bank in the address contained in the preamble hereto; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this section.  Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to mechanical confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the U.S. mail.

20.              COUNTERPARTS.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Bank may also, at its sole election, rely upon a photocopy of this Guaranty.  Should the Bank elect to rely upon a photocopy, it shall not be required to produce an original.

21.              SEVERABILITY.  If any provision of this Guaranty shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Guaranty shall remain in full force and effect.

22.              JURY TRIAL WAIVER.  GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY ON ANY ISSUE, CLAIM, DEFENSE, COUNTERCLAIM, CAUSE OF ACTION, DEMAND, DAMAGE OR LOSS OF ANY TYPE, INCLUDING AT LAW OR IN EQUITY, IN ANY WAY BASED UPON OR ARISING OUT OF THIS GUARANTY, OR RELATED AGREEMENTS OR INSTRUMENTS EVIDENCING THE OBLIGATIONS OR AFFECTING GUARANTOR, INCLUDING WITHOUT LIMITATION ANY CLAIM, COUNTERCLAIM, CAUSE OF ACTION OR DEMAND AGAINST ANY EMPLOYEE, OFFICER, DIRECTOR OR ASSIGNEE OF BANK.   NEITHER GUARANTOR NOR ITS ASSIGNEES, SUCCESSORS, HEIRS OR PERSONAL REPRESENTATIVES SHALL SEEK TO CONSOLIDATE ANY SUIT, ACTION OR PROCEEDING, IN WHICH THE RIGHT TO TRIAL BY JURY HAS BEEN WAIVED, WITH ANY OTHER SUIT, ACTION OR PROCEEDING IN WHICH THE RIGHT TO TRIAL BY JURY HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCLOSED TO GUARANTOR AND SHALL BE SUBJECT TO NO EXCEPTIONS.

23.              GOVERNING LAW AND VENUE.  This Guaranty shall be governed and controlled by Florida law without reference to the conflicts of law principles that would cause the application of the laws of another jurisdiction. Guarantor hereby irrevocably submits to the jurisdiction of (a) if the Obligations are secured by real and/or personal property located wholly or partially within the State of Florida, in any state or federal court lying in the same jurisdiction as the real and/or personal property pledged as security for the Obligations, and (b) if the Obligations are secured by real and or personal property located wholly outside of the State of Florida, or if the Obligations are unsecured, in any state or federal court with jurisdiction over Bank’s location as specified in the first paragraph of this Guaranty.  Guarantor agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty shall be litigated in the foregoing described courts. Guarantor, for itself and any parties claiming under them, hereby waives any right that Guarantor may have to transfer or change the venue of any litigation brought by Bank against Guarantor in accordance with this paragraph.  Guarantor further acknowledges and agrees that no party to the loan has in any way agreed with or represented to any other party that the provisions of this paragraph have been waived or will not be fully enforced by Bank.

Dated this:17th day of May, 2012.

Signed, sealed and delivered in the presence of:	GUARANTOR:

UNILENS VISION INC., a Delaware corporation

/s/ Jean Marie Wagner	By: /s/ Michael J. Pecora
Print Name: Jean Marie Wagner	Michael J. Pecora, President

/s/ Gregory S. Harrison
Print Name: Gregory S. Harrison

As to Guarantor	Address for notice purposes:
10431 72nd Street North
Largo FL 33777

STATE OF DELAWARE

COUNTY OF New Castle

The foregoing instrument was acknowledged before me this 17th day of May, 2012, by Michael J. Pecora as President of Unilens Vision Inc., a Delaware corporation.  He is:

_______          Personally Known to Me, or

_______          Produced his Driver’s License as Identification

                                                                                    /s/ Elizabeth Ann Beachell

SIGNATURE OF NOTARY

                                                                                    Elizabeth Ann Beachell

NAME LEGIBLY PRINTED,

TYPEWRITTEN OR STAMPED

(SEAL)                                                                        NOTARY PUBLIC, STATE OF DELAWARE

My Commission Expires: 6/10/2012